                                                                    EXHIBIT 10.3


                    INTERCREDITOR AND SUBORDINATION AGREEMENT

         This Intercreditor and Subordination Agreement (this "Agreement"), dated as of October 10, 2000 is entered into by and between VENTURE CATALYST INCORPORATED, a Utah corporation ("VCAT"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, "Administrative Agent") for the lenders party from time to time to the Loan Agreement described below, to set forth the respective rights, remedies and interests of VCAT, on the one hand, and the Administrative Agent and the Senior Lenders, on the other, with respect to property and liabilities of THE BARONA TRIBAL GAMING AUTHORITY ("Authority"), a governmental instrumentality of THE BARONA BAND OF MISSION INDIANS ("Tribe"). This Agreement is made with respect to the following facts:

         A. The Borrower owes VCAT on the date hereof the aggregate amount of $9,685,000 for moneys advanced and for fees and other sums owing for consulting and other services provided to the Borrower and the Tribe, and the Borrower is expected to owe additional amounts to VCAT in the future including for additional sums advanced and for consulting and other services.

         B. The Authority, the Administrative Agent and certain Senior Lenders (as hereinafter defined) are entering into concurrently herewith that certain Loan Agreement dated as of even date herewith pursuant to which such Senior Lenders agree to make loans to and otherwise extend credit to or for the account of the Authority for the purposes set forth therein (as the same may from time to time be supplemented, modified, amended, restated or extended, the "Loan Agreement"). Such Senior Lenders may agree in the future to modify the Loan Agreement or grant additional extensions of credit to the Authority not reflected in the Loan Agreement.

         C. The Tribe and the Administrative Agent are entering into concurrently herewith that certain Agreement pursuant to which the Tribe makes certain representations to and agreements with the Administrative Agent and such Senior Lenders. Upon the happening of certain events therein described the Tribe becomes liable for the obligations of the Authority under the Loan Agreement. The Authority and the Tribe (but only to the extent of its obligations described in the Tribal Companion Agreement) are sometimes collectively referred to herein as the "Borrower".

         D. Senior Lenders are unwilling to provide such loans and other credit to the Authority unless VCAT subordinates its rights and claims against the Borrower on the terms and in the manner set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce Senior Lenders to extend such financial accommodations to the Borrower from time to time as it may determine, the parties hereto hereby agree as follows:

         1. Definitions; Interpretation. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in the

Loan Agreement; and the rules of interpretation set forth in the Loan Agreement shall apply to this Agreement.

         2.       Subordination and Standby.

                  a. Indebtedness. The payment of the Subordinated Indebtedness (as hereinafter defined) is and shall be expressly subordinate and junior in right of payment and exercise of remedies to the prior indefeasible payment in full in cash of the Senior Indebtedness (as hereinafter defined) to the extent and in the manner provided herein, and the Subordinated Indebtedness is hereby subordinated as a claim against Borrower or any of the assets of or ownership interests in the Borrower to such extent and in such manner to the prior indefeasible payment in full in cash of the Senior Debt. Except as expressly set forth in Section 3 of this Agreement, unless and until all Senior Indebtedness (as hereinafter defined) has been indefeasibly and fully paid and satisfied in cash and the Senior Lenders shall have no further commitment to provide additional accommodations to the Borrower, VCAT shall not ask for, demand, accept or receive, by direct or indirect payment, by setoff or in any other manner, from Borrower the whole or any part of any sums which may now or hereafter be owing to VCAT by Borrower, or any of its predecessors, successors or assigns, including, without limitation, a receiver, trustee or debtor in possession under or in connection with the Subordinated Indebtedness (as hereinafter defined);

                  b. Liens and Security Interests. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing, recordation or possession of any document or instrument, or other method of perfecting a security interest in favor of VCAT or the Senior Lenders in any collateral, and notwithstanding any conflicting terms or conditions which may be contained in any document evidencing the Subordinated Indebtedness, any and all of VCAT's liens and security interests against any assets of Borrower and any other assets securing the Subordinated Indebtedness, whether now existing or hereafter granted or arising, shall in each case be subordinate to the rights, liens and interests held by Administrative Agent and the Senior Lenders with respect to the Senior Indebtedness. Accordingly, except as expressly set forth in Section 3 of this Agreement, unless and until all Senior Indebtedness (as hereinafter defined) has been indefeasibly and fully paid and satisfied in cash and the Senior Lenders shall have no further commitment to provide additional accommodations to the
Borrower:

                           (1)      VCAT shall not commence, prosecute or
participate in any action, whether private, judicial, equitable, administrative, in arbitration or any tribal court or otherwise, including, without limitation, any bankruptcy case against Borrower or any of its or their assets, provided that, as more fully set forth in Section 7 hereof, VCAT may file a proof of claim in a bankruptcy or insolvency proceeding involving Borrower, which proof of claim shall indicate VCAT's subordination hereunder; and

                           (2)      VCAT shall have no right either to possess
any such assets, enforce any security interests in, foreclose, levy or execute upon, or collect or attach any such assets, whether by private or judicial action or otherwise.

                  c. "Senior Indebtedness". The term "Senior Indebtedness" shall mean, collectively, (i) all indebtedness and other obligations of Borrower now or hereafter existing under the Loan Agreement, any promissory notes and all other documents, instruments and agreements executed by the Authority and/or the Tribe with or in favor of the Senior Lenders in connection therewith, as they may be amended, supplemented, extended, renewed, modified or restated from time to time, whether for principal, premium, interest, fees, expenses, indemnities or otherwise (in each case whether incurred or accruing after the initiation of any bankruptcy case, whether or not allowed); (ii) all other indebtedness for credit extended by Senior Lenders to Borrower from time to time, whether for principal, premium, interest, fees, expenses, indemnities or otherwise (in each case whether incurred or accruing after the initiation of any bankruptcy case, whether or not allowed); and (iii) any and all indebtedness of Borrower, whether for principal, premium, interest, fees, expenses, indemnities or otherwise any portion of the proceeds of which are applied to repay or prepay any of the foregoing. Without limiting the generality of the foregoing, VCAT acknowledges that Senior Lenders are currently negotiating with the Authority and the Tribe for the provision of a credit facility the proceeds of which would be used for the purpose of refinancing the indebtedness referred to in clause (i) of the immediately preceding sentence and financing a significant expansion of the Barona Casino and other purposes to be agreed upon, and if those negotiations are successful the term "Senior Indebtedness" shall include all indebtedness of the Borrower, whether for principal, premium, interest, fees, expenses, indemnities or otherwise under or in respect of such credit facility.

                  d. "Senior Lenders". The term "Senior Lenders" shall mean Wells Fargo Bank, National Association and Bank of America, N.A. (in each case as a lender and in any agency capacity) and any successors and assigns thereof and any other lenders to the Borrower under a credit facility arranged by either of the foregoing banks or in which either or both of such banks is administrative or other agent.

                  e. "Subordinated Indebtedness". The term "Subordinated Indebtedness" shall mean, collectively, all indebtedness and other obligations of Borrower to VCAT howsoever arising, including, but not limited to, for (i) consulting and other services previously, now or in the future provided to the Authority and/or the Tribe whether pursuant to the Consulting Agreement or otherwise, (ii) principal, interest, dividends, costs, attorneys' fees, charges, or other obligations, (iii) any other amounts owed by Borrower by way of damages or rescission in respect thereof, and in each of clauses (i), (ii) and (iii) whether due or not due, whether incurred directly or indirectly and whether absolute or contingent and (iv) all deferrals, renewals, extensions, refinancing and refundings of, and amendments, modifications and supplements to, any of the foregoing.

         3. Permitted Payments. Subject to the terms and conditions set forth herein, Borrower may pay to VCAT, and VCAT may accept and receive, (a) up to $5,000,000 in the aggregate from the date hereof in repayment of advances previously made to the Borrower and (b) payments for consulting fees owing to VCAT expressly permitted at the time of payment under Section 6.4 of the Loan Agreement (or if the Loan Agreement has been terminated and replaced with other Senior Indebtedness, any analogous provision of the agreement evidencing such replacement Senior Indebtedness); provided, that no payment on any of the Subordinated Indebtedness may be made upon the occurrence and during the continuation of any Event of Default under and as defined in the Loan Agreement, any default under any promissory note or any other document, instrument or agreement evidencing all or any part of the Senior Indebtedness, or any other failure to pay any portion of the principal of, premium, if any, or interest on any Senior Indebtedness as and when due and payable (as a result of maturity, acceleration or otherwise).

         4.       Modifications of Indebtedness.

                  a. Senior Indebtedness. Subject only to Section 26 of this Agreement, Senior Lenders shall have the right, without notice to VCAT, to amend, supplement or modify the Senior Indebtedness, in any manner whatsoever, including, without limitation, any extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise), any revision of any amortization schedule with respect thereto, and any increase in the amount of the Senior Indebtedness, and VCAT consents and agrees to any such amendment, supplement or modification. Without limiting the generality of the foregoing, The Administrative Agent may from time to time, in its sole discretion and without notice to the Tribe, take any or all of the following actions:

                           (i)      retain or obtain a security interest in any
assets of Borrower or any third party to secure any of the Senior Indebtedness;

                           (ii)     retain or obtain the primary or secondary
obligation of any obligor or obligors with respect to any of the Senior Indebtedness;

                           (iii)    extend or renew for one or more periods
(whether or not longer than the original period), alter or exchange any of the Senior Indebtedness;

                           (iv)     waive, ignore or forbear from taking action
or otherwise exercising any of its default rights or remedies with respect to any default by Borrower under any documents evidencing the Senior Indebtedness;

                           (v)      release, waive or compromise any obligation
of the Borrower or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Senior Indebtedness;

                           (vi)     release any security interest in, or
surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

                           (vii)    demand payment or performance of any of the
Senior Indebtedness from the Borrower when permitted to do so hereunder at any time or from time to time, whether or not the Senior Lenders shall have exercised any of its or their rights or remedies with respect to any property securing any of the Senior Indebtedness or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Senior Indebtedness.

                  b. Subordinated Indebtedness. As of the date hereof, VCAT and Borrower have delivered copies of all relevant documents evidencing the Subordinated Indebtedness.

         5.       Subordinated Indebtedness Owed Only to VCAT.

                  a. VCAT warrants and represents that it has not previously assigned any interest in the Subordinated Indebtedness, that no other party owns an interest in any of the

Subordinated Indebtedness (whether as joint holders, participants or otherwise), and that the entire Subordinated Indebtedness is owing only to VCAT.

                  b. VCAT covenants and agrees that the entire Subordinated Indebtedness is and shall continue to be owing only to it; provided that VCAT may assign some or all of its interest in the Subordinated Indebtedness after the assignee has executed and delivered to the Senior Lenders or their representative an agreement subordinating, in the manner set forth herein, all rights, remedies and interests with respect to the assigned Subordinated Indebtedness.

                  c. VCAT further warrants and represents that the only indebtedness owing by Borrower to it is the Subordinated Indebtedness in the aggregate amount specified in Paragraph A at the beginning of this Agreement; that to the best of its knowledge as of the date hereof, there is no default or breach with respect to any of such Subordinated Indebtedness; and, specifically, that nothing herein contained and nothing contained in any other document, instrument or agreement with or in favor of Senior Lenders constitutes a default or breach with respect to any of such Subordinated Indebtedness.

         6. Payments Received by VCAT. Except for payments made to VCAT which are expressly permitted at the time of payment under the terms of Section 3 hereof (any such permitted payments to be used by VCAT as it sees fit and without obligation to return any of such permitted payments), if any payment, distribution or any collateral proceeds thereof is accepted or received by VCAT from Borrower with respect to the Subordinated Indebtedness prior to the indefeasible satisfaction in full of all the Senior Indebtedness in cash and the Senior Lenders shall have no further commitment to provide additional accommodations to the Borrower, VCAT shall receive and hold the same in trust as trustee for the benefit of Senior Lenders and shall forthwith deliver such assets to the Administrative Agent or other representative of the Senior Lenders in precisely the form received (except for the endorsement or assignment by VCAT where necessary), for application on any of the Senior Indebtedness, due or not due. In the event of the failure of VCAT to make any such endorsement or assignment to the Administrative Agent or such other representative, the Administrative Agent or such other representative and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.

         7. Claims in Bankruptcy. In the event of any bankruptcy, assignment for the benefit of creditors or similar proceedings against Borrower, VCAT shall file all claims it may have against Borrower, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to pay over to the Administrative Agent or other representative of the Senior Indebtedness all amounts due to VCAT on account of the Subordinated Indebtedness until the Senior Indebtedness has been indefeasibly paid in full in cash. If VCAT fails to file such claims as requested by the Administrative Agent or other representative of the Senior Indebtedness, any of the Administrative Agent or such other representative may file such claims on VCAT's behalf.

         8. Postpetition Financing; Liens. In the event of any bankruptcy case against Borrower or any of the assets of Borrower, VCAT hereby expressly consents to the granting by Borrower to the Administrative Agent, Senior Lenders and other holders of Senior Indebtedness of senior liens and priorities in connection with any post-petition financing of Borrower by Senior Lenders or such other holders.

         9. Sale of Assets. In the event of a sale of some or all of the assets of Borrower, VCAT agrees to release its security interest in such assets, or any of them, upon the request of any of the Administrative Agent or other representative of the Senior Indebtedness.

         10. Instrument Legends. The faces of any instruments and documents evidencing Subordinated Indebtedness or any portion thereof will be forthwith inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of Senior Lenders and other holders of Senior Indebtedness pursuant to the terms of this Agreement, and copies thereof will forthwith be delivered to the Administrative Agent or other representative of the Senior Indebtedness requesting the same. Any instrument evidencing any of the Subordinated Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to the Administrative Agent or other representative of the Senior Indebtedness on the date of its execution or within five (5) business days thereafter.

         11. Additional Remedies. If VCAT violates any of the terms of this Agreement, in addition to any remedies in law, equity or otherwise, the Administrative Agent and Senior Lenders may restrain such violation in any court of law and may interpose this Agreement as a defense in any action by VCAT.

         12.      VCAT's Waivers.

                  a. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. VCAT expressly waives all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness and notice of acceptance by the Administrative Agent and Senior Lenders and other holders of Senior Indebtedness of the subordination and other provisions of this Agreement and agrees that the Administrative Agent and Senior Lenders and other holders of Senior Indebtedness have made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests now or hereafter held in connection therewith.

                  b. VCAT agrees that the Administrative Agent and Senior Lenders shall be entitled to manage and supervise its loans in accordance with applicable law and their respective usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that VCAT may now or hereafter have in or to any assets. The Administrative Agent and Senior Lenders and other holders of Senior Indebtedness shall have no liability to VCAT as a result of any and all lawful actions which the Administrative Agent or the Senior Lenders or other holders of Senior Indebtedness take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of its liens or security interest, actions with respect to the occurrence of a Senior Default, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect the Administrative Agent's or Senior Lenders' or other holders of Senior Indebtedness rights to deficiency or VCAT's rights of subrogation or reimbursement.

                  c. The Administrative Agent and other holders of Senior Indebtedness may, from time to time, enter into agreements and settlements with Borrower as it may determine, including, without limitation, any substitution of collateral, any release of any lien or security interest and any release of Borrower. VCAT waives any and all rights it may have to require the Administrative Agent or Senior Lenders or other holders to marshall assets.

         13. Waivers. No waiver shall be deemed to be made by the Administrative Agent or other holders of Senior Indebtedness or VCAT of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

         14. Information Concerning Financial Condition. VCAT hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness, and agrees that the Administrative Agent, Senior Lenders and other holders of Senior Indebtedness shall have no duty to advise it of information known to the Administrative Agent, Senior Lenders or other holders of Senior Indebtedness regarding such condition or any such circumstances. In the event the Administrative Agent, Senior Lenders and/or other holders of Senior Indebtedness, in their sole discretion, undertake, at any time or from time to time, to provide any such information to VCAT, the Administrative Agent, Senior Lenders and/or other holders of Senior Indebtedness shall be under no obligation (i) to provide any such information to VCAT on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information to VCAT.

         15. Further Representations and Warranties of VCAT. VCAT represents and warrants to the Administrative Agent and Senior Lenders and other holders of Senior Indebtedness: (A) that this Agreement has been duly executed and delivered by VCAT and constitutes a legal, valid and binding obligation of VCAT enforceable against the VCAT in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights; (B) that VCAT is a Utah corporation having its chief executive office at the address set forth below his name on the signature page hereto; (C) that VCAT has not relied and shall not rely on any representation or information of any nature made by or received from the Administrative Agent and Senior Lenders relative to Borrower in deciding to execute this Agreement.

         16. Third Party Beneficiaries. This Agreement is solely for the benefit of the Administrative Agent and Senior Lenders and other holders of Senior Indebtedness, VCAT and their respective successors and assigns, and neither Borrower nor any other persons or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. The Administrative Agent, other holders of Senior Indebtedness from time to time and VCAT shall have the right to modify or terminate this Agreement at any time without notice to or approval of Borrower or any other person or persons.

         17.      No Impairment; Assignment.

                  a. Nothing in this Agreement is intended to or shall impair, as between Borrower and its creditors other than Senior Lenders and VCAT, the obligation of Borrower, which is absolute and unconditional, to pay to VCAT the principal of and interest on the Subordinated Instrument and all of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of VCAT and creditors of Borrower other than Senior Lenders.

                  b. Notwithstanding any of the foregoing, if any third party satisfies the Senior Indebtedness owing to Senior Lenders, the Administrative Agent may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be the Senior Lenders for all purposes of this Agreement.

         18. Notices. For the purposes of this Agreement, written notices shall be sent by U.S. first class mail, postage prepaid; or by U.S. certified mail, return receipt requested, postage prepaid; or by personal delivery; or by facsimile; and addressed to the notified party at its address set forth below its signature line, or such other address specified by the party with like notice. Notices shall be deemed received three (3) business days after deposit in the U.S. mail, if sent by first class mail; upon the date set forth in the return receipt, if by certified mail; on the day of confirmation of delivery, if by facsimile; or on the day of transmittal by personal delivery.

         19. Costs and Attorneys' Fees. If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys' fees.

         20. Consent to Jurisdiction; Additional Waivers. VCAT and the Administrative Agent each consents to the jurisdiction of any state or federal court located within Los Angeles County, California. VCAT waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 17 of this Agreement. VCAT and the Administrative Agent each waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within Los Angeles County, California. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

         21. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of California, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of California.

         22. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns, subject to the provisions hereof.

         23. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by the parties hereto.

         24. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

         25. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         26. Amendment to Certain Sections of the Loan Agreement. Notwithstanding VCAT's general agreement and waivers concerning the Administrative Agent and the Senior Lenders ability to amend, supplement or modify the Senior Indebtedness without VCAT's consent, the Administrative Agent agrees with VCAT that it will not agree with the Authority to reduce, without VCAT's written consent, (a) the $5,000,000 figure in Section 6.1(a) of the Loan Agreement to a lower figure or (b) the $15,000,000 figure in Section 6.8(c) of the Loan Agreement to a figure below the then outstanding amount to VCAT for advances.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      "VCAT"

                                      VENTURE CATALYST INCORPORATED


                                      By:  /s/ A.B. LAUB
                                           -------------
                                      Title: EVP

                                      Address for notices:
                                      Venture Catalyst Incorporated
                                      16868 Via Del Campo Court, Suite 200
                                      San Diego, California  92127
                                      Attn: Andrew B. Laub
                                      Telephone:   (858) 385-1000
                                      Telecopier:  (858) 385-1001


                                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                      as Administrative Agent for Senior Lenders


                                      By:  /s/  CLARK WOOD
                                           ---------------
                                      Title:  VICE PRESIDENT

                                      Address for notices:
                                      Wells Fargo Bank, National Association
                                      3800 Howard Hughes Pkwy 4th Floor
                                      Las Vegas, NV 89109
                                      Attn: Clark Wood, Vice President
                                      Telephone:    702-791-6351
                                      Telecopier:   702-791-6248

All of the foregoing is consented and agreed to as of the date first set forth above:

"Borrower"

THE BARONA BAND OF MISSION INDIANS


By:  /s/ CLIFFORD M. LACHAPPA
     ------------------------
         Title: Chairman

THE BARONA TRIBAL GAMING AUTHORITY


By:  /s/ DONALD LACHAPPA
     ------------------------
         Title: Vice-Chairman

                                   SCHEDULE 1

                 PERMITTED PAYMENTS OF SUBORDINATED INDEBTEDNESS

         Regularly scheduled payments of interest from time to time on the terms and subject to the conditions set forth in the Subordinated Instrument, provided no Senior Default has occurred and is continuing under any document evidencing the Senior Indebtedness.